Exhibit 10.2

                                PURCHASE CONTRACT

                  THIS AGREEMENT made and entered into this 20th day of April 2000, between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and GREYSTONE CROSSING APARTMENTS, LLC, a North Carolina limited liability company, and GCA-II, LLC, a North Carolina limited liability company, (hereinafter GREYSTONE CROSSING APARTMENTS, LLC and GCA-II, LLC are collectively called "Seller").

                                    ARTICLE I
                                  THE PROPERTY

                  1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as GREYSTONE CROSSING APARTMENTS located in Charlotte, NC, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 408 individually heated and air conditioned apartment units (Phase I comprised of 300 units and Phase II comprised of 108 units), with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

                  2.1 PURCHASE PRICE. The total purchase price shall be TWENTY SIX MILLION EIGHT HUNDRED THOUSAND ($26,800,000) DOLLARS as evidenced by cash or cash equivalent at closing. The parties agree to allocate the purchase price among the purchased assets for federal and state tax purposes in accordance with EXHIBIT C.

                  2.2 DEPOSIT. ONE HUNDRED THOUSAND ($100,000) DOLLARS to be placed in escrow at the end of the "Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with the Title Company of North Carolina or its authorized agent as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below. Any interest which shall accrue with respect to said deposit shall accrue for the benefit of Purchaser.

                                   ARTICLE III
                                  TITLE MATTERS

                  3.1 Marketable Title. Seller, shall convey good and marketable title by Special Warranty Deed, in the form attached hereto as EXHIBIT D, subject only to general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property and the exceptions listed on EXHIBIT G hereto ("Permitted Exceptions").

                  (A) Title shall be free from any and all liens or mortgages (other than Permitted Exceptions) and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

                  3.2 TITLE DEFECTS; ELECTION TO CURE. Seller shall deliver to Purchaser a copy of its previous title insurance. If title is not marketable, except as stated above in the preceding paragraph, Purchaser shall give written notice of any defects in title to Seller's counsel within fifteen (15) days after Purchaser's receipt of a title report which report shall include copies of backup documents relating to any title exceptions, a current survey, a flood zone certification letter and a Surveyor's Certification letter. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.

                  3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser. If Purchaser does not elect to void this Agreement, such defects shall become Permitted Exceptions with respect to the Property.

                                   ARTICLE IV
                                   PRORATIONS

                  4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, to the day of closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

                  4.2 CLOSING COSTS. Purchaser and Seller shall pay their customary share of all taxes. Seller shall pay the costs of revenue stamps and recording fees imposed on the Deed or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

                  4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to

Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

                  4.4 PRIOR LEASE CONCESSIONS. If Seller has committed to give any future monetary concessions to tenants under existing leases to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at closing.

                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

                  5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

                  6.1  CONDITIONS  PRECEDENT.   (a)  Purchaser's  obligation  to
purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

                           (A) Receipt by Purchaser of an engineering  report of
building and site conditions (ordered by Purchaser at its expense), satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have twenty-one (21) days, pursuant to Paragraph 6.2.4, in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived. At Seller's request, Purchaser will provide to Seller a copy of each engineering report prepared in connection with the Property at its actual cost.

                           (B) The  receipt  by  Purchaser  of Seller  documents
described in 7.2 below.

                           (C) On the condition that Sellers representations and
warranties described in Article VIII below remain true and correct.

                           (D) On the condition that there have been no material
and adverse changes to the property or leases.

                           (E) Seller  acknowledges  that  Purchaser is a public
entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

                           (F) Survey which shall show no encroachments onto the
Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation, Seller shall have thirty (30) days from the date of delivery of the Survey (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such thirty (30) day period, Purchaser may elect, on or before the Closing Date, to (i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation.

                  6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

                  6.2.1 PREPARATION FOR INSPECTION. Within three (3) business days of the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contract, mortgages, and other documents creating liens of security interest on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property to include loss runs for the last five (5) years; Plans and Specifications for the Property, service contracts, Certificates of Occupancy, to the extent reasonably available; a copy of the title policy and most recent survey for the Property. A copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete in all material respects to the best of its knowledge and belief.

                  6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Upon receipt by Purchaser of all documents requested in the paragraph above, Purchaser, its employees, agents and contractors shall have 21 days (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above.

                  6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, or for any other reason, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, and all deposits shall be returned to Purchaser.

                  6.2.4 TERMINATION OF INSPECTION PERIOD. Notwithstanding anything to the contrary set forth herein, the Inspection Period shall expire twenty-one (21) days from the date of this Agreement or such other date as the parties may agree to in writing.

                  6.2.5 "RENT READY". During the "Inspection Period", both Seller and Purchaser will inspect a vacant apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other vacant units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

                  6.2.6 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.

                                  ARTICLE VII
                                    CLOSING

                  7.1 CLOSING. Closing will be held seven (7) days after the completion of the Inspection Period, at such place and at such time as the parties may agree.

                  7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

                           (A) A Bill of Sale,  in the form  attached  hereto as
EXHIBIT E, with warranty of title transferring the personal property (as shown in Exhibit B) to Purchaser free of all liens, charges and encumbrances.

                           (B)  Originals  or copies of all  signed  leases  and
rental agreements in effect with tenants of the Property.

                           (C) All security and cleaning  deposits  made by such
tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of NORTH

CAROLINA.

                           (D) An affidavit of Seller in such form as will cause
the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

                           (E) A rent  roll  certified  by Seller to be true and
correct in all material respects as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

                           (F) An  affidavit  of Seller  that to the best of its
information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

                           (G)  Seller  shall  provide  a  certificate   from  a
licensed extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the Contractor's name, contractors license number, the signature of the party authorized to sign for the Contractor and the date of the inspection. Should damage exist, Seller shall proceed to have any corrective work completed prior to closing or Purchaser, at its option, may either proceed to settlement and have such sums required for repairs deducted from Seller's proceeds, or may in its sole discretion terminate this Agreement. Seller shall promptly return Purchaser's deposit upon such termination.

                           (H)  Assignments  of  all  Seller's  interest  in the
following: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property,
(3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

                           (I)  Assignments  of all warranties and guarantees to
the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units.

                           (J)  Evidence  satisfactory  to  Purchaser  that  all
water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of closing will be installed to the property line, are and at the time of closing will be connected pursuant to valid permits, and are and at the time of closing adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

                           (K) Consent of the Seller's authorized officer to the
sale of the Property and any other approvals required under Seller's articles or by-laws, which may affect Seller's ability to convey marketable title.

                           (L)  Provide   documents  for  the  transfer  of  the
telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

                           (M) Satisfactory  evidence of the power and authority
of Seller to enter into and consummate this agreement, including but not limited to:

                                    (i) An opinion  of  Seller's  counsel,  in a
form satisfactory to Purchaser, stating that:

                                             (a) The individual(s) executing the
deed and related documents are duly authorized to do all such acts as are necessary to consummate this sale.

                                             (b) That the officer of the manager
of the Seller can bind the Seller.

                           (N) Affidavit that Seller has no actual  knowledge of
the presence of asbestos and/or any other hazardous material at the Property.

                           (O) Seller  shall  provide a  satisfactory  and valid
written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

                           (P) A  notice  letter  to all  the  residents  of the
apartment complex as to change of ownership in the form prepared by the Purchaser.

                           (Q)  All  such  other   documents   as  are  normally
transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

                           (R) A representation  letter as normally  required by
auditors for a public company in the form attached hereto as EXHIBIT F. This clause shall survive closing for one year.

                  7.3 Purchaser's Deliveries. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

                           (A) Pay to Seller the cash  portion  of the  purchase
price, adjusted for the prorations, allocations and closing costs herein provided for in Article IV. However, it is understood that SIX MILLION ($6,000,000) DOLLARS of said purchase price shall be placed in escrow with Ted Oliver, Esq. ("Escrow Holder"), with offices at 500 UCB Plaza, 3605 Glenwood Avenue, Raleigh, NC 27612, as agent for the Title Company of North Carolina, subject to the terms set forth in Article VIII in an interest-bearing account with interest thereon to accrue for the benefit of the Purchaser.

                           (B) Execute and deliver an assumption of  obligations
under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

                           (C)  Deliver  to  the  Seller  a  resolution  of  the
Purchaser that:

                                    (i) This Agreement has been duly authorized,
executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

                                    (ii)  Purchaser  has  complete  unrestricted
power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.


                                  ARTICLE VIII
                                 PHASE II ESCROW

                  8.1 CONDITIONS OF ESCROW. It is understood that the SIX MILLION ($6,000,000) DOLLARS escrow referred to in Article VII, Paragraph 7.3(A), will be delivered to Escrow Holder at the time of closing. Said escrow shall be placed in an interest-bearing account, which interest shall accrue to the benefit of the Purchaser. Said escrow, without the interest earned thereon, is to be released to the Seller upon the following terms and conditions:

                           (A) Completion of the "punch list" items for Phase II
as set forth in EXHIBIT H. Upon completion of the "punch list" items, in Exhibit H, Seller shall give written notice of completion to Purchaser. Purchaser shall provide Seller with written notice that Purchaser agrees that Seller has, in fact, completed the "punch list" items in Exhibit H within ten (10) days from receipt of Seller's notice of completion.

                           (B) Phase II shall have  achieved  eighty-five  (85%)
percent occupancy.

                           (C) Upon compliance with the above items (A) and (B),
then within seven (7) days after Escrow Holder shall have been notified in writing and instructed by both parties to terminate the escrow and deliver the SIX MILLION ($6,000,000) DOLLARS to the Seller. However, the escrow shall not be delivered for a minimum of sixty (60) days with an automatic extension of an additional thirty (30) days unless Purchaser shall have previously notified the Escrow Holder otherwise. Notwithstanding the foregoing, however, provided that
Section 8.1(A) has been satisfied by Seller, the escrow shall be released no later than ninety (90) days after closing.

                                   ARTICLE IX
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

                  9.1 REPRESENTATIONS OF THE PARTIES. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date of closing hereof:

                           (A) That  Seller,  is the owner in fee  simple of the
Property and has the power to convey same.

                           (B)  That   Seller  is  not   subject  to  any  other
agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

                           (C) All necessary  action has been taken by Seller to
authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

                           (D) Seller has no actual  knowledge  and has not been
advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year following closing.

                           (E) Seller has no actual  knowledge  of any  material
patent or latent defect in the Property or any part thereof. This warranty shall survive for one year following closing.

                           (F) Seller has no actual knowledge of any existing or
threatened litigation which relates to or which would affect the Property. This warranty shall survive for one year following closing.

                           (G) The  Property  abuts on and has direct  vehicular
access to a public road.

                           (H)  All  building  and  other  improvements  at  the
Property are located entirely within the boundary lines of the Property.

                           (I) Seller has no actual  knowledge  that any part of
the Property or the operation of the Property, is in material violation or may materially violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for one year following closing.

                           (J) That to the best  knowledge  of the  Seller,  the
drainage within the project is satisfactory and complies in all respects with all government regulation. This warranty shall survive for one year following closing.

                           (K) That Seller is not a "foreign  person" within the
meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

                           (L)  That to the  best  of  Seller's  knowledge,  the
Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same.

                           (M) Seller  covenants  and agrees that,  between this
date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

                  9.2 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties. If Purchaser shall have knowledge at closing of the breach of a representation, warranty, covenant or agreement made for its benefit herein or in any other document delivered herewith and elects not to terminate this Agreement but proceed to closing, Purchaser shall be deemed to have waived the breach of such representation, warranty, covenant or agreement and Seller shall have no liability with respect thereto.

                  9.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding the provisions of 9.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of, which failure occurs between the date of closing from the date of termination of the Inspection Period and the date of closing.

                                    ARTICLE X
                           CONDEMNATION; RISK OF LOSS

                  10.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty in an amount not greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS, Purchaser agrees to accept the Property with an assignment of: (i) the insurance proceeds, (ii) any deductible, and
(iii) rent loss insurance proceeds. Seller shall have the option to repair such damage before the date provided herein for Closing. In the event that the damage as a result of fire or other casualty cannot be reasonably repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

                  10.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS or any part of the building or more than 5% of the parking area, Purchaser may elect to either (a) terminate this Agreement, in which event the deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at Closing, if such payment has been received. If payment has not as yet been received, but an amount has been agreed upon, Seller shall assign the claim to Purchaser.

                  10.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                   ARTICLE XI
                                     BROKER

                  11.1 BROKER. Seller and Purchaser represent and warrant to each other that no broker brought about this transaction and, therefore, no brokerage fees are or shall be owing in connection with this transaction. Seller and Purchaser agree to hold each other harmless in connection with any such brokerage fees.

                                   ARTICLE XII
                                     DEFAULT

                  12.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any deliberate or intentional failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

                  12.2 SELLER'S DEFAULT. Upon Seller's default, the Purchaser, at it's election, may either (1) require specific performance of Seller, or pursue its other remedies at law or equity, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees.

                  12.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Such amount and terms are agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the payment of the deposit and the terms provided herein shall constitute full satisfaction of Purchaser's obligations under this Agreement. Such amount is agreed upon by and between Seller and Purchaser as a reasonable estimate of just compensation for the harm caused by Purchaser's default. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

                  13.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

                  13.2 ASSIGNMENT. Purchaser may assign all of its rights, but not its obligations under this Agreement to a limited liability company without the consent of Seller.

                  13.3 LIKE KIND EXCHANGE. Purchaser has advised Seller that Purchaser is purchasing the Property to complete a like kind exchange transaction under Section 1031 of the Internal Revenue Code of 1986, as amended. Seller agrees to assist Purchaser in effecting such like kind exchange; provided, however, that all costs incurred to effect such like kind exchange shall be borne solely by Purchaser. Seller has advised Purchaser that Seller may desire to effect a like kind exchange transaction under Section 1031 of the Internal Revenue Code of 1986, as amended, with respect to some or all of the Property being purchased by Purchaser. If Seller elects to effect a like kind exchange with respect to some or all of the Property, Purchaser agrees to assist Seller in effecting such like kind exchange; provided, however, that all costs incurred to effect such like kind exchange shall be borne solely by Seller.

                  13.4 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

                  13.5 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

                  13.6 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

                  13.7 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

                  13.8 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

                  13.9 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

                  13.10 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

                  13.11 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

                           EXHIBIT A, legal description of the land
                           EXHIBIT B, list of personal property
                           EXHIBIT C, purchase price allocation
                           EXHIBIT D, form of Deed

                           EXHIBIT E, (i) form of Bill of Sale, (ii) Assignments
                                      and Assumptions of Leases, etc.
                           EXHIBIT F, form of Representation Letter
                           EXHIBIT G, Permitted Exceptions
                           EXHIBIT H, Phase II Punch List Items


                                   ARTICLE XIV
                                     NOTICE

                  14.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

                    To Seller:       Mr. Jeffery W. Kentner
                                     State Street Companies, Inc.
                                     211 East Boulevard
                                     Charlotte, NC   28203
                                     Tel: (704) 372-3703
                                     Fax: (704) 372-3704

                    With a copy to
                      Seller's Attorneys:  C. Mark Wiley, Esq.
                                           Womble Carlyle Sandridge & Rice
                                           200 West Second Street
                                           Winston-Salem, NC   27101
                                           Tel: (336) 721-3605
                                           Fax: (336) 733-8406

                    To Purchaser:    Mr. Gus Remppies
                                     Cornerstone Realty Group, Inc.
                                     306 E. Main Street
                                     Richmond, VA  23219
                                     Tel: (804) 643-1761
                                     Fax: (804) 782-9302

                    With a copy to
                      Purchaser's Attorneys:  Harry S. Taubenfeld, Esq.
                                              Zuckerbrod & Taubenfeld
                                              575 Chestnut St., P.O. Box 488
                                              Cedarhurst, NY   11516
                                              Tel: (516) 374-3133
                                              Fax: (516) 374-3490
                                                          -and-

                                              Ted Oliver, Esq.
                                              Manning, Fulton & Skinner
                                              500 UCB Plaza
                                              3605 Glenwood Avenue
                                              Raleigh, NC   27612
                                              Tel: (919) 787-8880
                                              Fax: (919) 781-0811

                  13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, delivered to a reliable overnight courier or by facsimile transmission. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

                    IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

GREYSTONE CROSSING APARTMENTS, LLC
By: STATE STREET COMPANIES, INC., Manager

By:  /s/  Jeffery W. Kentner
    -------------------------------------
       Jeffery W. Kentner
Its:   President
    -------------------------------------

GCA-II, LLC
By: STATE STREET COMPANIES, INC., Manager

By:  /s/  Jeffery W. Kentner
    -------------------------------------
       Jeffery W. Kentner
Its:   President
    -------------------------------------


PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:  /s/  Gus G. Remppies
    -------------------------------------
Its:   V. P.   4-20-00  GGR
    -------------------------------------

                     FIRST MODIFICATION TO PURCHASE CONTRACT


         This First Modification to Purchase Contract ("Modification") is made and entered into this 9th day of May 2000 between CORNERSTONE REALTY GROUP, INC. or its nominee (hereinafter called "Purchaser") and GREYSTONE CROSSING APARTMENTS, LLC and GCA-II, LLC (hereinafter collectively called "SELLER").

         WHEREAS, Purchaser and Seller entered into a Purchase Contract on the 20th day of April 2000 ("AGREEMENT"); and

         WHEREAS, Purchaser and Seller now desire to modify and amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, Seller and Purchaser agree as follows:

         1. All terms not specifically defined herein shall have the same meaning as ascribed to them in the Agreement unless previously modified.

         2. ARTICLE VIII, Paragraph 8.1(C), is hereby amended to read as follows:

                  "(C) Upon compliance with the above items (A) and (B), then within seven (7) days after Escrow Holder shall have been notified in writing and instructed by both parties to terminate the escrow and deliver the SIX MILLION ($6,000,000) DOLLARS to the Seller. However, the escrow shall not be delivered for a minimum of sixty (60) days with an automatic extension of an additional sixty (60) days unless Purchaser shall have previously notified the Escrow Holder otherwise. Notwithstanding the foregoing, however, provided that Section 8.1(A) has been satisfied by Seller, the escrow shall be released no later than one hundred twenty (120) days after closing."

         3. Except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

         4. In the event there is any conflict in the terms of this Modification and the terms of the Agreement, the terms of this Modification shall govern.

         5. This Modification may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together will constitute one agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Modification on the date first above written.


                                    SELLER:


                                    GREYSTONE CROSSING APARTMENTS, LLC
                                    By:    STATE STREET COMPANIES, INC., Manager

                                    By:   /s/  Tiffany Gay
                                        ----------------------------------
                                    Its:    V. P.
                                        ----------------------------------


                                    GCA-II, LLC
                                    By:    STATE STREET COMPANIES, INC., Manager

                                    By:   /s/  Tiffany Gay
                                        ----------------------------------
                                    Its:    V. P.
                                        ----------------------------------


                                    PURCHASER:


                                    CORNERSTONE REALTY GROUP, INC.

                                    By:   /s/  Gus G. Remppies
                                        ----------------------------------
                                    Its:     V. P.
                                        ----------------------------------